EXHIBIT 10.1

Finance Proposal

II is a pleasure to present this finance proposal to Timbermans Group Pty Limited . We are keen to build on the existing relationship between our two organisations and believe that our focus on relationship management will 1 attractive to you.

At the National, we are committed to building strong relationships and understanding your business so we can h you add value and achieve your business goals.

We also understand lhat while you too value a strong relationship and having an appropriate finance partner, thi facilities that we provide must be structured to meet your needs at the appropriate price. We believe mat this proposal meets all of those objectives.

In working to prepare a finance package we have developed a structure that offers a business solution:

•	Providing a finance structure with total facilities of $6,733,000, that will enable the Group to adequately fu longer-term business objectives.

•
To Improve the overall efficiency of your financial arrangements by structuring an offer lhat provides total banking services to the Group built around a strong relationship with a dedicated banker who understand the Group's business.

Customers and Facility Summary

We offer to provide the facMies detailed within this Letter of Offer to Timbermans Group Pty Limiled . A summary a      of these facilities fs set out below. Facitiffes marked with a + (if any) are subject to the relevant Mulli Option Facility set out In Part 1 of the Leffer of Offer.

Ip FACILITY SUMMARY
Customer:	Timbermans Group Pty Ltd
ACN:	100 845 476
Facility Type:	Bill - National Flexible Rate
Facility Limit:	56,600.000
Facility Type:	Market Rate Facility
Facility Limit d	$133,000
Group Total:	$6,733,000

if there is any Inconsistency between the information set out here and that set out in the Details of Facilities sections of this Letter of Offer, then unless specifically provided the Details of Facilities sections prevail to the extent of that Inconsistency.

Details ofFacilities- New facflftfes generally subject of Offer

Facilities are detailed below.
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2                Details of Facilities - New facilities generally subject to other contractual documentation

New facilities generally subject to other contractual documentation are summarized below. Refer to Section B1 or the General Terms and Conditions for how this Letter of Offer applies to them.

Not Applicable

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COLIB PTY LTD
05/02/2007 11:06   FAI 0366454341

3 Details of Facilities - Existing facilities generally subject to other

contractual documentation                                                                                  ,

Existing facilities generally subject to other contractual documentation are summarised below. Refer to Section I of the General Terms and Conditions for how this Letter of Offer applies to them.

Market Rate Facility
Purpose/Utilisation:	To provide short term funding to Timberrnans Group Pry Ltd
Fatality limit:	$133,000
Expiry Date;	31 July20Q6
Interest Type:	Variable
Securities:	All securities detailed in Part 4
Specific Conditions:	Refer to Business Letter of Offer dated 7 July 2006

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COLIB PTY LTD
05/02/2007 11:06   FAI 0386454341

4                Security

The Customer must provide, and must ensure that each security provider provides, all the following securities in a form and substance satisfactory to us (if the Customer or the security provider has not already done so). The taking of any new securities detailed below does not prejudice or waive our right to rely upon, and enforce, earlier securities

Registered Mortgage Debentures

Over the whole of the company assets including goodwill and uncalled capital and called but unpaid capital together with relative Insurance policy assigned to the National Australia Bank Limited given by.

1. integrated Forest Products Pty Ltd A.C.N 083 521 9S6
2. Timbermans Group Pty Ltd A.C.N 100 845 476

Guarantee and Indemnity

3.	In support of Timbermans Group Pty Ltd A.C.N 100 845 476 for $6,733,000 and other liabilities given by>

~ Colin Wilson Baird,
- Michael Bruce Timms,

- Roger Kenneth Timms,
- Norman William Backman,

- Antony Richard Esplln.
-      Integrated Forest Products Pty Ltd A.C.N 083 521 966 Registered Mortgages

4.
Registered Mortgage over property situate at Tralee Street, Hume A.C.T more particularly described in Certificate of Title Volume Number 306 Folio 14 , Division Jerrabomberra, Block 285, Plan 2476 given by Integrated Forest Products Pty Ltd A.C.N 083 521 966

5.
Registered Mortgage over property situate at The Wiles Cannriver Highway, Bombala, New South Wales more particularly described in Certificate of Title Folio Identifier 1/523427 and 120/756842 given by Timbermans Group Pty Ltd A.C.N 100 B45 476

Other

6.	Letter of Subordination over Loans advanced to Timbermans Group Pty Ltd A.C-N 100 845 476 by shareholders.